Exhibit 10.1

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                          SERVICES AND SUPPLY AGREEMENT
                          -----------------------------

     This is a Service and Supply Agreement ("Agreement") effective as of September 26, 2000, and amended as of December 1, 2000 by and between CollaGenex Pharmaceuticals, Inc. a corporation of Delaware, having a place of business at 41 University Drive, Newtown, Pennsylvania 18940 ("CollaGenex"), and Pharmaceutical Manufacturing Research Services, Inc., a corporation of Pennsylvania, having a place of business at 423 Sargon Way, Horsham, PA 19044 ("PMRS"). This Agreement will be revised after review and negotiations with the United States Food and Drug Administration.

                                   BACKGROUND
                                   ----------

          A. CollaGenex desires to engage the facilities and services of PMRS for the manufacture Bulk Product in Exhibit A, using Active Ingredient provided by CollaGenex.

          B. CollaGenex shall have the appropriate rights and registrations to manufacture or have manufactured, market or distribute the Bulk Product and Final Product.

          C. PMRS has appropriate facilities and the ability to manufacture the Bulk Product according to the Specifications in Exhibit A.

          D. PMRS desires to manufacture the Bulk Product and supply the Bulk Product and Testing of Final Product to CollaGenex, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the promises herein, the parties, intending to be legally bound, agree as follows:

                             ARTICLE 1 - DEFINITIONS
                             -----------------------

     1.1 "Affiliate" shall mean (i) any corporation or business entity where fifty percent (50%) or more of the voting stock of which is and continues to be owned directly or indirectly by any party hereto; (ii) any corporation or business entity which directly or indirectly owns fifty percent (50%) or more of the voting stock of any party hereto.

     1.2 "Active Ingredient" shall mean the doxycycline hyclate supplied by CollaGenex to PMRS for the manufacture of Product as provided in this Agreement.

     1.3 "CGMP" shall mean (i) those current Good Manufacturing Practice regulations required by the FDA in the production of pharmaceutical products as published in 21 Code of Federal Regulations ("CFR"), Parts 210 and 211 and all applicable rules, regulations, guides and guidances, as amended; and (ii) any other rules, regulations or laws of a governmental agency where manufacturing will take place or the Final Product will be made available.

     1.4 "Specifications" shall mean the requirements and standards pertaining to Bulk and Final Product as set forth in EXHIBIT A.

     1.5 "Bulk Product" shall mean the unpackaged finished tablets containing the active ingredient described in NDA 50-783, Periostat(R) (doxycycline hyclate tablets) 20 mg, and as specified and described in EXHIBIT A.

     1.6 "Bulk Product COA" shall mean a Certificate of Analysis, in the same form attached as EXHIBIT B.

     1.7 "Final Product" shall mean the packaged Product described in NDA 50-783, Periostat(R)(doxycycline hyclate tablets) 20 mg, and as specified and described in EXHIBIT A.

     1.8 "Final Product COA" shall mean a Certificate of Analysis, in the same form attached as EXHIBITS C.1, C.2 and C.3.

     1.9 "Batch Records" shall mean all records and documentation (i) necessary to comply with all applicable laws, rules and regulations (whether domestic or foreign) that govern this Agreement and (ii) verifying that PMRS has completed and adhered to both the CollaGenex Quality Assurance Requirements and approved PMRS manufacturing instructions used to 1) prepare the blend and compress into tablet cores and 2) film coat the tablet cores attached as referenced in NDA 50-783. During the term of this Agreement and for the period of seven (7) years following the expiration of termination of this Agreement, PMRS shall make available to CollaGenex any copies of records, reports, documents and Batch Records in connection with this Agreement.

     1.10 "FDA" shall mean the United States Food and Drug Administration, or comparable governmental state or local authority.

     1.11 "NDA" shall mean New Drug Application.

     1.12 "SNDA" shall mean Supplemental New Drug Application.

     1.13 "SUPAC" shall mean Scale Up and Post Approval Changes.

     1.14 "Fee" shall mean the prices as set forth in EXHIBIT D.

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

           ARTICLE 2 - RIGHTS TO INFORMATION, ORDERS, PRICING, PAYMENT
           -----------------------------------------------------------
                                 AND CONFORMANCE
                                 ---------------

     2.1  Requirements
          ------------

          (a) CollaGenex shall provide PMRS with written orders for Product at least [**] days prior to the requested manufacturing date. CollaGenex's purchase orders shall (i.) reference this Agreement;
          (ii.) be submitted in writing; (iii.) state the quantity of Bulk Product to be manufactured and delivered by PMRS to CollaGenex and/or CollaGenex's agents; and (iv.) specify the delivery location of the Bulk Product. Such purchase orders shall be non-binding until CollaGenex receives written confirmation from PMRS pursuant to Section
          2.1 (b).

          (b) Upon receipt of a CollaGenex purchase order, PMRS shall confirm in writing (the "PMRS Confirmation") within fifteen (15) calendar days said purchase order and fix the manufacturing and shipping dates by written confirmation to CollaGenex.

          (c) PMRS shall allocate sufficient production resources and adopt sufficient planning procedures in order to meet CollaGenex's ordered requirements of the Product and shall provide CollaGenex with fixed manufacturing and shipping dates, which shall be binding on the parties under the terms and conditions of the Agreement.

          (d) PMRS shall not provide toll manufacturing services or other contract manufacturing services for any finished pharmaceutical product containing the Active Ingredient for any party other than CollaGenex without prior written permission from CollaGenex during the term of this Agreement.

          2.2  Forecasts and Orders
               --------------------

          (a) CollaGenex shall place orders as specified in Section 2.1(a) and each order shall at minimum be for [**] kgs Bulk Product.

          (b) PMRS shall supply CollaGenex with Bulk Product in accordance with EXHIBIT A.

          (c) PMRS agrees to deliver the Bulk Product in such quantities on the basis and on such delivery dates as are specified in CollaGenex 's purchase order with not less than [**] days advance notice. CollaGenex agrees to provide PMRS with an initial non-binding annual forecast and rolling quarterly updates to keep PMRS informed of changing needs and better plan for resource allocation.

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

          (d) BACK UP MANUFACTURING CAPACITY: In the event that PMRS is unable to provide Bulk Product in accordance with this Agreement, PMRS shall locate, identify and qualify (including assistance with technology transfer) an alternate manufacturing site for the production of the Bulk Product at CollaGenex's sole expense and upon their written authorization. PMRS' assistance will in no way limit any remedies that CollaGenex may have whether in law or equity.

          In any event, PMRS shall use its best efforts to adjust its production capacity to accommodate CollaGenex's forecast for the Product.


          2.3  Price: Payment, Shipment
               -------------------------

          (a) The Fee for the Bulk Product ordered and accepted under this Agreement is as set forth in EXHIBIT D.

          (b) CollaGenex agrees to pay PMRS based on PMRS' invoice for the Bulk Product in accordance with Section 2.3(a) above net [**] days from the later of the receipt by CollaGenex, or its agent, of released Bulk Product or the receipt of the invoice. All payments hereunder shall be made in U.S. Dollars. CollaGenex agrees to pay PMRS a [**]% down payment at the placement of the order.

          (c) Bulk Product and/or Final Product shall be deemed to be at all times and at all stages of manufacture the property of CollaGenex.

          (d) Service changes requested by CollaGenex must be consistent with SUPAC requirements of current NDA, or an approved SNDA, or marketing authorizations or analogous approvals granted by regulatory bodies, whether domestic or foreign. Where disputed, a mutually agreed upon third party or the FDA shall be consulted regarding regulatory impact of changes. Where changes require submission of a SNDA, the requirements of this paragraph do not become binding until the approval of the submitted SNDA. Where changes require additional expense, revalidation of any process or method validation, CollaGenex will be responsible for these additional costs; provided, however, CollaGenex in its sole determination may, without incurring any liability to PMRS, cancel any purchase order that requires such additional changes.

          2.4    Testing: Certificate of Analysis and Conformance:
          --------------------------------------------------------

          (a) PMRS shall provide a Bulk Product COA and such other documents as may be requested or required by regulatory bodies, whether domestic or foreign, to CollaGenex, prior to shipment as set forth in EXHIBIT B.

          (b) PMRS shall provide the results of such analysis along with supporting data. PMRS shall provide CollaGenex with a recommendation to release the batch and complete Batch Records.

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

          (c) CollaGenex shall be under no obligation to accept any shipment of Bulk Product without an accompanying Bulk Product COA and Batch Records.

          (d) BULK PRODUCT ACCEPTANCE: Prior to the shipment of any batch of Bulk Product by PMRS to CollaGenex or CollaGenex's designated packager, CollaGenex shall have [**] calendar days to examine (i) the completed Batch Records and Bulk Product COA provided to CollaGenex pursuant to Section 2.4; or (ii) samples of the Bulk Product, to determine whether the Bulk Product conforms to Specifications. In the event that CollaGenex accepts a batch or batches of Bulk Product, CollaGenex will authorize PMRS to ship the batch or batches of Bulk Product to its designated packager by providing PMRS with a written release authorization. This written release authorization shall thereby enable PMRS to invoice CollaGenex for the batch, or batches, accepted.

          (e) NONCONFORMING BULK PRODUCT REJECTION: In the event that any batch of the Product shall fail to so conform to the Specifications, CollaGenex shall, prior to any rejection of the batch, consult with PMRS, regarding the nonconformity with a view towards resolving the nonconformity. If CollaGenex and PMRS are not able to mutually resolve the nonconformity, CollaGenex may reject the batch within [**] days of notice to PMRS of the nonconformity, by giving written notice thereof to PMRS, which notice shall specify the nonconformity. If CollaGenex rejects a batch of Bulk Product pursuant to Section 2.4(d), PMRS shall thereupon, at its sole, cost and CollaGenex's option: (1) use reasonable best effort to replace as quickly as possible, but in no event longer than [**] days of rejection and (2) refund to CollaGenex's account for CollaGenex's acquisition cost of the Active Ingredient and any other costs incurred by CollaGenex relating to such non-conforming batches.

          (e) Final Product Testing: PMRS shall provide CollaGenex with a Final Product COA and such other documents as may be requested or required by regulatory bodies, whether domestic or foreign, to CollaGenex, prior to shipment as set forth in EXHIBIT C.1 (100 count bottles), C.2 (blisters) or C.3 (1000 count bottles). If the Final Product does not conform to the Specification, PMRS will immediately notify CollaGenex and the parties will consult with each other, regarding the nonconformity with a view towards resolving the nonconformity.

     2.5 GRANT OF LIMITED RIGHTS: CollaGenex grants to PMRS, for the term of this Agreement, a non-exclusive, non-transferable limited license to use the information provided by CollaGenex and the trademarks associated with the Final Product solely for the purpose to manufacture and package the Products for CollaGenex under this Agreement. Such license shall immediately terminate upon expiration or termination of this Agreement and PMRS shall immediately stop using such information and return such information to CollaGenex.

             ARTICLE 3 - WARRANTIES, COVENANTS AND INDEMNIFICATION
             ------------------------------------------------------

          3.1  General Warranty and Indemnification.
               -------------------------------------

               (a) PMRS warrants that (i) the Bulk Product is manufactured in accordance with CGMPs and any other applicable law, rule or regulation (whether domestic or foreign); and (ii), at the time of delivery of the Bulk Product, the Bulk Product will (A) comply with the Specifications, and (B) shall be free from defects in materials and workmanship.

               (b) PMRS agrees to defend, indemnify and hold CollaGenex and its Affiliates, directors, employees and agents harmless from and against any claims, liabilities, damages, costs or expenses (including reasonable attorney's fees) resulting from any claims arising solely from (i) the fault or negligence of PMRS; or (ii) from any misrepresentation or material breach of warranty of PMRS contained herein or in any EXHIBIT or schedule hereto, or in any other statement, certificate or document furnished or to be furnished to CollaGenex pursuant hereto or in connection with the transactions contemplated hereby, or (iii) from any material breach of any covenant or obligation of PMRS contained in this Agreement.

               (c) CollaGenex agrees to defend, indemnify and hold PMRS and its Affiliates, directors, employees and agents harmless from and against any claims, liabilities, damage, costs or expenses (including reasonable attorney's fees) resulting from any claim by a third party arising solely from (i) issues regarding the safety or efficacy of the Bulk and Final Product with the exception of claims that arise from the negligence or wrong doing of PMRS or claims for which PMRS is otherwise obligated to indemnify CollaGenex under this Agreement, (ii) any misrepresentation of package materials, illegal distribution of Bulk and Final Product, or material breach or warranty of CollaGenex contained herein, or in any EXHIBIT or schedule hereto, or in any other statement, certificate or document furnished or to be furnished to PMRS pursuant hereto or in connection with the transactions contemplated hereby, or (iii) any material breach of any covenant or obligation of CollaGenex contained herein.

               (d) The obligations to indemnify, defend and hold harmless set forth above in this Section 3 will not apply to the extent the indemnified party was responsible for giving rise to the matter upon which the claim for indemnification is based and will not apply unless the indemnified party (i) promptly notifies the indemnifying party of any matters in respect of which the indemnity may apply and of which the indemnified party has knowledge; (ii) gives the indemnifying party full opportunity to control the response thereto and the defense thereof, including any agreement relating to the settlement thereof, provided that the indemnifying party shall not settle any such claim or action without the prior written consent of the indemnified party (which shall not be unreasonably withheld or delayed); and (iii) cooperates with the indemnifying party, at the indemnifying party's cost and expense in the defense or settlement thereof. The indemnified party may participate, at its own expense, in such defense and in any settlement discussions directly or through counsel of its choice on a monitoring, non-controlling basis.

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

     3.2 Environmental Health and Safety Warranty
         ----------------------------------------

               (a) PMRS warrants that all Bulk Product sold and shipped pursuant to this agreement shall be manufactured in accordance with all applicable federal, state and local environmental, health and safety laws and regulations in effect at the time and place of manufacture of the Bulk Product. Further, PMRS warrants that all waste, including but not limited to all hazardous waste, generated at the time of manufacture of the Bulk Product shall be disposed of in accordance with Section 3.7 (a) and all applicable federal, state and local laws and regulations.

               (b) Not withstanding any other provision of this Agreement, PMRS will defend, indemnify and hold CollaGenex harmless against any and all liability, damage, loss, cost or expense (including reasonable attorney's fees) arising from or related to any third party claim, demand for reimbursement, suit or action threatened or brought CollaGenex which arises from the alleged release or threat of release of a hazardous substance at the place of manufacture of the Bulk Product. PMRS' obligations under this Article shall include any liability, damage, loss, cost or expense (including reasonable attorney's fees) arising from PMRS' breach of the warranties set forth herein. Upon receipt of any such claim, demand, suit or action, CollaGenex shall promptly notify PMRS.

     3.3 Manufacturing of the Product.
         ----------------------------

               (a) PMRS shall manufacture and deliver the Bulk Product to CollaGenex at all times in full compliance with CGMP's, by a fully validated process, with the Specifications, and in accordance with CollaGenex Quality Assurance Requirements. PMRS shall maintain and furnish to CollaGenex and at CollaGenex's request, any governmental agency (whether domestic or foreign), all records as are necessary and appropriate to demonstrate compliance with CGMPs. PMRS shall manufacture the Bulk Product in a facility maintaining a current drug establishment registration with FDA as set forth in 21 CFR, Part 207 and which has been inspected and approved by the United Kingdom Medicines Control
               Agency or other analogous regulatory body. PMRS will require reasonable advance notice of which countries' regulations CollaGenex wishes PMRS to be in compliance with and that meeting compliance requirements will be at CollaGenex's expense.

               (b) CollaGenex shall have the right, on reasonable advance notice and during normal business hours, to inspect and audit PMRS' facilities, operations and books and records to confirm compliance with the covenants contained in this Agreement. Annual audits will be allowed by PMRS during term of Agreement. Additional audits will be conducted at a mutually agreed upon times and CollaGenex's expense. CollaGenex PMRS shall respond in writing to CollaGenex regarding any items of noncompliance with CGMP, identified by CollaGenex in written reports during such inspections or audits within [**] days of CollaGenex notice thereof. PMRS shall use best efforts to remedy any such items of noncompliance with CGMP within [**] days of notice thereof. PMRS shall provide CollaGenex with copies of PMRS' fire and property insurance company's inspection and loss reports for CollaGenex 's use solely for internal control practices. CollaGenex has the right to have a representative at PMRS at anytime CollaGenex manufacturing activities are undertaken who can observe any manufacturing or testing operations of the CollaGenex Product.

               (c) Except as stated otherwise in this Agreement, PMRS will supply all of the components and bulk packaging components for the manufacture of Product, including but not limited to: facilities, tools, equipment, labor and supervision to manufacture Product, release testing, stability testing, annual reporting on stability testing (based upon the first three (3) commercial batches and one batch annually thereafter), and in accordance with CollaGenex Quality Assurance Requirements, all of which are included in the Fee as set forth in EXHIBIT D.

     3.4 Regulatory Matters.
         ------------------

               (a) PMRS shall maintain all regulatory and governmental permits, licenses and approvals that may be necessary to manufacture and ship the Bulk Product to CollaGenex at CollaGenex's expense. PMRS shall not contact the regulatory and governmental agencies regarding the manufacture of Bulk Product without prior oral or written notification of CollaGenex.

               (b) CollaGenex will be responsible for any reporting of matters regarding the manufacture of Bulk Product and Final Product to the FDA or other appropriate governmental authorities in accordance with pertinent laws and regulations except as stated elsewhere in this Agreement. PMRS shall provide CollaGenex with copies of any documentation, information records, log and/or notebooks relating to the manufacturing and testing of the Bulk Products and testing of the Final Product requested by CollaGenex. PMRS shall advise CollaGenex within twenty four (24) hours of any occurrences or information which arises out of PMRS' manufacturing and testing activities, whether or not occurring with Bulk Products and Final Product, which have or could reasonably be expected to have adverse regulatory compliance and/or reporting consequences concerning Bulk and Final Products. PMRS will provide information required for the annual report submission and provide it in a timely manner to CollaGenex

               (c) PMRS shall be responsible for handling and responding to any appropriate governmental agency inspections of PMRS with respect to the manufacturing and testing of the Bulk Products and testing of the Final Product as required by governmental authority or in recognition of its role as the manufacturer and tester of Bulk Products and tester of Final Products. PMRS shall provide to CollaGenex any information reasonably requested by CollaGenex and all information requested by any governmental agency in connection with any governmental inspection related to the manufacturing and testing of Bulk Products and testing of Final Product. PMRS shall immediately advise CollaGenex of any requests by any governmental agency for such inspections with respect to the Bulk and Final Product.

               (d) PMRS will not make changes relating to the manufacturing process and testing of the Bulk Products and testing of the Final Product or relating to any of the materials, components, functions, or controls of the manufacturing and testing of the Bulk Product and testing of the Final Product without prior written consent of CollaGenex. In the event that PMRS believes that such change is necessary, PMRS will provide CollaGenex with written notice detailing such proposed change. In no event shall any change be implemented until PMRS has received written approval from CollaGenex unless stated otherwise in this Agreement.

               (e) In the event that PMRS is inspected by the FDA, the Canadian and Mexican Drug Regulatory Authorities or any other governmental agency (whether domestic or foreign), PMRS shall promptly (within twenty four (24) hours) notify CollaGenex of any violations or deficiencies relating to the manufacturing facility at which Bulk Product was manufactured, packaged or stored, or the Final Product was tested, and shall promptly (within one (1) business day) disclose to CollaGenex all relevant portions of any notice of observations or potential violations (e.g. FDA form 483, etc.). PMRS will use its best efforts to provide CollaGenex within five (5) business days a copy of PMRS' response. In addition, PMRS will supply to CollaGenex written monthly reports of the status on any commitments made as a result of these inspections.

               (f) PMRS certifies it did not and will not use in any capacity the services of any person, including any firm or individual, debarred or subject to debarment under the Generic Drug Enforcement Act of 1992, amending the Food Drug and Cosmetic Act at 21 USC 335a. PMRS agrees to notify CollaGenex immediately in the event any person providing services to PMRS under the scope of this work of this Agreement is debarred or becomes subject to debarment.

     3.5 Complaints and Recalls
         ----------------------

               (a) Final Product complaint reports received by PMRS will be faxed within one (1) business day to:

               CollaGenex Pharmaceuticals, Inc.
               41 University Drive
               Newtown, PA 18940
               Attn: Christopher V. Powala
               Senior Director, Regulatory Affairs
               Phone: 215-579-7388
               Fax: 215-579-8577

               Final Product complaint reports received by CollaGenex either directly or from a commercial marketer concerning manufacture of the Final Product will be faxed within one (1) business day to:

               PMRS
               423 Sargon Way
               Horsham, PA 19044
               Attn: Patrick McNally, Director, Quality Assurance
               Phone: 215-957-9400
               fax: 215-957-6161

               (b) PMRS will investigate, within 5 working days, all complaints associated with the manufacture of the Bulk Product and provide a written summary to CollaGenex within ten (10) business days on all aspects of the product testing except microbial testing, where a written summary will be provided to CollaGenex within thirty (30) business days. CollaGenex will investigate all other product complaints associated with the Final Product.

               (c) In the event PMRS believes a recall, field alert, withdrawal or field correction may be necessary for any Bulk Products and Final Product provided under this Agreement, PMRS shall immediately notify CollaGenex. In the event that CollaGenex initiates a recall, field alert, withdrawal or field correction for Final Product, provided under this Agreement, CollaGenex shall so notify PMRS. PMRS will not act to initiate a recall, field alert, product withdrawal or field correction without prior written consent from CollaGenex.

          3.6  Environmental
               -------------

               (a) PMRS shall properly dispose of any and all hazardous waste materials directly involved with the manufacture and testing of Bulk Product and testing of the Final Product in full compliance with all applicable federal and local regulations. Any hazardous waste generated or resulting from the activities performed hereunder, if any, will be disposed of using a CollaGenex-PMRS-approved contractor at CollaGenex's expense. Any expense hereunder to CollaGenex will be pre-approved. However, it the creation of any hazardous waste is due to the error of PMRS personnel or failure of equipment, any expenses incurred will be at the expense of PMRS.

               (b) PMRS shall promptly notify CollaGenex in writing of any unauthorized release, spill or emission of a reportable amount of hazardous materials, used or generated from the activities performed hereunder; and, of any alleged environmental violation or litigation relating to the facility for the activities performed hereunder.

               (c) Notwithstanding any other provision of this Agreement, CollaGenex personnel may review and request copies from PMRS records and procedures, and may conduct environmental health and safety audits and inspections of those portions of the PMRS facility used for the (i) the storage, manufacturing and testing of the Bulk Products and testing of the Final Product; (ii) any raw materials for the manufacturing and testing of the Bulk Products and testing of the Final Product; (iii) any intermediates; and (iv) any waste, including but not limited to all hazardous waste, generated from the manufacture and testing of the Bulk Products and testing of the Final Product. The scheduling of such visits will be at reasonable times and with prior written notice to PMRS. Inspections shall scheduled to verify PMRS' compliance with the Warranties set forth in Article
               3. CollaGenex conduct of any document review or facility inspection pursuant to this Agreement shall in no way limit or reduce PMRS' obligations under Article 3 of this Agreement.

          3.7 INTELLECTUAL PROPERTY - PMRS represents and warrants to CollaGenex that PMRS is entitled to manufacture and deliver the Product to CollaGenex as provided in this Agreement and does not infringe any patent, trademark or other proprietary right of others. PMRS shall indemnify and hold CollaGenex harmless from and against any claims, liabilities or damages associated with any such claim of infringement.

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

          3.8 Developments-New technologies, inventions, processes methodologies, processes and know-how (herein after "Developments") may be developed by PMRS during the performance of this agreement. CollaGenex shall have ownership of all such Developments, including any patents, know-how and any other intellectual property, directly related to CollaGenex's Bulk Products and Final Product. PMRS shall take any actions reasonably requested by CollaGenex to perfect CollaGenex's right and title in and to the Developments, including but not limited to signing any documents and providing testimony.

          3.9 OTHER THAN AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                        ARTICLE 4 - TERM AND TERMINATION
                        --------------------------------

          4.1 This Agreement shall have an initial term commencing on the date first set forth above, and ending on September 15, 2003 (3 years). This Agreement shall be automatically extended for consecutive one (1) year periods, unless either party notifies the other, in writing, of its intention not to renew at least twelve (12) months prior to the expiration of the initial term of this Agreement or any succeeding term, as the case may be.

          4.2 Either party may terminate the Agreement by giving sixty (60) days notice to the other party if the other party is in breach of any material term of this Agreement and fails to cure that breach within such sixty (60) day period.

          4.3 This Agreement may be terminated upon thirty (30) days prior written notice by one party at any time during this Agreement if the other party shall file in any court pursuant to any statue of any government in any country a petition in bankruptcy or insolvency or for reorganization or for an arrangement or the appointment of a receiver of trustee of the party or of its assets; or if any other party proposes a written agreement of composition for extension of its debts; or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after filing thereof; or if the other party shall be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of its creditors; or if the other party is subject to any final order of debarment which can be expected to have a material adverse effect on the sales of the Product.

          4.4 CollaGenex may terminate this Agreement, in whole or in part, with (30) thirty days written notice to PMRS. All payments made to PMRS by CollaGenex towards this Agreement will be nonrefundable. There will be a cancellation fee of $[**] for each year of the contract.

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

          4.5 Other than for termination by CollaGenex pursuant to Sections 4.2, 4.3 or 6.3, upon termination of this Agreement, CollaGenex shall purchase from PMRS, at cost, all raw materials and packaging materials with Specifications and purchased within the preceding [**]months by PMRS for use in manufacturing the Bulk Product. Finished goods shall be purchased by CollaGenex from PMRS at the price established pursuant to Section 2.3(A). Any
               Bulk Product in the process of manufacture by PMRS on the termination date shall be completed and delivered to CollaGenex in accordance with the terms of this Agreement.

                           ARTICLE 5 - CONFIDENTIALITY
                           ---------------------------

          5.1 All information provided by CollaGenex to PMRS (the "receiving party") in connection with this Agreement shall be maintained in strict confidence by PMRS. This information shall remain the property of CollaGenex and PMRS shall not use the same for or on behalf of any entity other than CollaGenex. At the termination of this Agreement, PMRS shall promptly return without retaining any copies of extracts thereof, except as required by law, to CollaGenex any physical embodiments (including copies) of any such information.

          5.2 All information provided by PMRS to CollaGenex (the "receiving party") in connection with this Agreement shall be maintained in strict confidence by CollaGenex. Such information shall remain the property of PMRS, and CollaGenex shall not make use of any such information except for the purposes for which it was provided. At the termination of this Agreement, CollaGenex shall promptly return, without retaining any copies of extracts thereof, except as required by law, to PMRS any physical embodiments (including copies) of any such information.

          5.3 The covenants of the receiving party contained in Sections 5.1 and 5.2 shall not apply to information which: (i) is already in the public domain at the time of disclosure; (ii) becomes part of the public domain through no action or omission of the receiving party after disclosure to the receiving party; (iii) is already known to the receiving party at the time of disclosure, as evidenced by the receiving party's written records; (iv) had been or is disclosed to the receiving party in good faith by a third party who was or is not, at the time of disclosure, under any obligation of confidence to the other party hereto at the time the third party disclosed such information; or (v) is required to be disclosed by law, provided that it gives the disclosing party reasonable prior written notice sufficient to permit the disclosing party to contest such disclosure.

               5.4 This Article 5 shall survive termination of this Agreement for a period of [**] years.

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                            ARTICLE 6 - MISCELLANEOUS
                            -------------------------

          6.1 CORPORATE ORGANIZATION AND AUTHORITY - Each party represents and warrants that it is a company duly organized, validly existing, and in good standing under the laws of the jurisdiction wherein it is organized, and that it has all necessary power and authorization to assume the obligations under this Agreement, and to discharge them pursuant to the terms hereof.

          6.2 PUBLIC ANNOUNCEMENTS - Neither party shall make any publicity releases, interviews, or other dissemination of information concerning this Agreement or its terms, or either party's performance hereunder, to communication media, financial analysts, or others without the approval of the other party, which approval shall not unreasonably be withheld. Either party may upon notice to the other make any disclosure in filings with regulatory agencies as required by law or applicable court order; provided that the other party shall have the opportunity to notify such disclosures and filings.

          6.3 FORCE MAJEURE - Neither party shall be liable to the other if, and to the extent, that the performance or delay in performance of any of its obligations under this Agreement is prevented, restricted, delayed or interfered with due to circumstances beyond the reasonable control of such party, including, but not limited to, government legislation, fires, floods, explosions, epidemics, accidents, acts of God, wars, riots, strikes, lockouts, or other concerted acts of workers and/or acts of government. The party claiming an event of force majeure shall promptly notify the other party in writing, and provide full particulars of the cause of event and the date of first occurrence thereof, as soon as possible after the event and also keep the other party informed of any further developments. The party so affected shall use its best efforts to remove the cause of non-performance, and both the parties shall resume performance hereunder with the utmost dispatch when such cause is removed unless this Agreement is previously terminated under Article 4 hereof. If performance is suspended as a result of such contingencies or causes for a period of [**] days or longer, CollaGenex shall have the right to terminate this Agreement citing Force Majeure upon written notice to PMRS at any time thereafter with no liability to PMRS.

          6.4 ENTIRE AGREEMENT This Agreement and the documents referred to herein constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes, on its effective date, all prior and contemporaneous agreements, representations and understandings of the parties in connection herewith. No agent of either party is authorized to make any representation, promise, or warranty not contained in this Agreement.

          6.5 AMENDMENT AND WAIVER - This Agreement may be amended only in writing, which specifically states that such an amendment is its purpose, and which is signed by both parties. No course of dealing between the parties or failure by either party to exercise any right or remedy hereunder shall constitute an amendment to this Agreement or a waiver of any other right or remedy or the later exercise of any right or remedy.

          6.6 GOVERNING LAW - This Agreement shall be governed by and construed in accordance with the substantive law of the Commonwealth of Pennsylvania without regard to its rules for conflicts of law.

          6.7 SUCCESSORS AND ASSIGNS - The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without first receiving the prior written consent of the other party hereto, except that either party may assign and delegate its rights and duties hereunder without obtaining such consent (i) to any affiliate or subsidiary of such party, or (ii) to any party or entity which acquires substantially all of the business or assets of such party if such party guarantees the performance of the acquiring party and the acquiring party expressly assumes the assigning party's obligations hereunder.

          6.8 NATURE OF AGREEMENT - In operating under the Agreement, each party shall act independently and this Agreement shall not be construed as creating any partnership, joint venture or incorporated business entity. Neither party shall have any authority to incur any liability or obligation whatsoever on behalf of the other.

          6.9 NOTICE - Any notice, demand, waiver, consent, approval or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed delivered if sent to the party personally, if sent to the party by Facsimile (i.e. by Fax), upon receipt of confirmation of "good" transmission; or if sent by registered or certified air mail (return receipt requested) (or its equivalent), with postage and registration or certification fees thereon prepaid, or by an internationally recognized courier company, addressed to the party at its address set forth below or to such other address as the receiving party may notify the sending party in writing on the third day after dispatch:

               If to CollaGenex:
               Mr. Robert Ashley
               Senior Vice President, Commercial Development
               41 University Drive
               Newtown, PA 18940
               Telephone: 215-579-7388
               Fax: 215-579-8577

               If to PMRS:
               Mr. Edwin Thompson
               President
               423 Sargon Way
               Horsham, PA  19044
               Telephone: 215-957-9400
               Fax: 215-957-6161

          IN WITNESS WHEREOF, the parties hereto have affixed hereunto their authorized signature as follows:

                  COLLAGENEX PHARMACEUTICALS, INC. (COLLAGENEX):

                  By:   /s/ Robert A. Ashley
                        --------------------

                  Name: Robert A. Ashley

                  Title: Senior Vice President, Commercial Development

                  Date: September 26, 2000

                  PHARMACEUTICAL MANUFACTURING RESEARCH SERVICES INC. (PMRS):

                  By:    /s/Edwin R. Thompson
                        ---------------------

                  Name: Edwin R. Thompson

                  Title: President

                  Date: September 26, 2000

     EXHIBIT A: BULK PRODUCT DESCRIPTION:(FINAL VERSION BASED UPON NEGOTIATIONS WITH FDA)

     White to off-white, film coated tablets, engraved on one side with `PS 20' monogram that contain doxycycline hyclate equivalent to 20 mg doxycycline delivered in 300 kg lot sizes (~1.5 million tablets/lot) in polyethylene lined fiber drums with desiccant pouches)

     Final Product Description:

     White to off-white, film coated tablets, engraved on one side with 'PS 20' monogram that contain doxycycline hyclate equivalent to 20 mg doxycycline delivered in HDPE bottles with desiccant pouches, induction seal liners and CRC caps as 60 and 100 count packages; or in HDPE bottles with desiccant pouches, induction seal liners and screw caps as 1000 count packages; or in blisterpacks composed of aluminum foil and PVC/ACLAR.


     TABLET RELEASE AND STABILITY SPECIFICATIONS:
     Test                                    Specification
     ----                                    -------------
     Description                             White to off White, round, film
                                             coated tablet with "PS 20" monogram
     Identication                            Conforms to standard
     Odor                                    Practically odorless
     Hardness                                Report
     Friability                              NMT 1%, USP <1218>
     Assay                                   90-120% Label Claim
     Uniformity of Dosage Units              Conforms, USP <905>
     Total Impurities/Degradants (% Area)    NMT 5%
     Water                                   NMT 8.5%
     Dissolution                             Q: 85% in 90 Minutes
                                                  USP <711>

                  EXHIBIT B: BULK PRODUCT COA
                  (final version based upon negotiations with FDA)

                  EXHIBIT C.1: FINAL PRODUCT COA-100 COUNT HDPE BOTTLE (final version based upon negotiations with FDA)

                  EXHIBIT C.2: FINAL PRODUCT COA-BLISTERPACK
                  (final version based upon negotiations with FDA)

                  EXHIBIT C.3: FINAL PRODUCT COA-1000 COUNT HDPE BOTTLE (final version based upon negotiations with FDA)

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                  EXHIBIT D-(final version based upon negotiations with FDA to set expiration dating)

                  FEE SCHEDULE (Interim)

                  Order Volume:     [**] tablets               $[**]/tablet
                                    [**] tablets               $[**]/tablet
                                    [**] tablets               $[**]/tablet

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

December 1, 2000

Ed Thompson
President, PMRS Inc.
423 Sargon Way
Horsham, PA 19044

Dear Ed,

Accompanying this letter is a check for $[**]. This check is a deposit by CollaGenex of the funds required by PMRS to acquire the equipment (e.g. a metal detector and exterior vent system) to meet the requirements of the UK Medicine Control Agency to manufacture Periostat for sale in the United Kingdom.

The following terms are associated with this deposit:

1. It is agreed that this investment by CollaGenex is the total amount that CollaGenex will be required to deposit to accommodate the requirements of the MCA.

2. It is agreed that the sum of $[**] will be deducted by PMRS from the final invoice from PMRS to CollaGenex under the current manufacturing agreement between PMRS and CollaGenex for the manufacturing of Periostat. This Agreement (signed September 26, 2000 and amended and corrected December 1, 2000) is also appended for reference. This Agreement presently expires on September 15, 2003, so the deduction of $[**] will take place from the invoice for product manufactured immediately prior to September 2003.

3. Immediately on receipt and signature of this letter PMRS will respond to the MCA confirming its intent to comply with the requirements highlighted during the MCA Inspection by Ms Liz Wall which took place in November 2000.

All other terms and conditions remain as per the attached Services and Supply Agreement.


For PMRS:

/s/Edwin Thompson
------------------------------------
Mr. Edwin Thompson, President


For CollaGenex Pharmaceuticals Inc.

/s/Robert A. Ashley
------------------------------------
Robert A. Ashley
Senior Vice President